UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 5, 2014

HMS Income Fund, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 5, 2014, HMS Income Fund, Inc. (referred to herein as the “Company”) held its annual meeting of stockholders at which a quorum was present in person or by proxy. At the annual meeting, the Company's stockholders (1) elected the five nominees listed below to serve as directors for a term ending at the 2015 annual meeting of stockholders, and each will continue in office until his successor has been duly elected and qualifies, or until his earlier death, removal, resignation or retirement, and (2) ratified the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.

The voting results for each of the five persons nominated to serve as directors are as follows:

	For	Against	Authority Withheld or Abstained from Voting
Sherri W. Schugart	5,471,756	—	117,717
Curtis L. Hartman	5,483,240	—	106,232
Peter Shaper	5,472,887	—	116,585
John O. Niemann, Jr.	5,472,887	—	116,585
Gregory R. Geib	5,473,340	—	116,132

With respect to the proposal to ratify the selection of Grant Thornton LLP, stockholders holding 5,496,322 shares voted in favor of the proposal, stockholders holding 24,766 shares voted against the proposal, and stockholders holding 68,384 shares abstained from voting on this proposal. No broker non-votes were cast with respect to either proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Income Fund, Inc.

August 5, 2014	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Financial Officer and Secretary